EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (No. 333-03910) on Form S-8 of our report dated July 30, 2010, relating to the consolidated financial statements appearing in this Annual Report on Form 10-K of Schmitt Industries, Inc. for the year ended May 31, 2010.

/s/    Moss-Adams LLP

Portland, Oregon

July 30, 2010